Exhibit 3.1

                      Articles of Incorporation, as amended
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                      BUFFALO CAPITAL VII, LTD.

                        ARTICLES OF AMENDMENT


BUFFALO CAPITAL VII, LTD., a Colorado corporation (hereinafter referred to as the "Corporation"), hereby certifies to the Secretary of State of the State of Colorado that:

       FIRST:  The name of the Corporation is BUFFALO CAPITAL VII, LTD.

       SECOND: The Articles of Incorporation of the Corporation are hereby amended by striking in their entirety the first article and by substituting in lieu thereof the following:

        "FIRST:  The name of the corporation is Workfire.com, Inc."

       THIRD: The amendment was advised to the stockholders by written informal action, unanimously taken by the Board of Directors of the Corporation, pursuant to and in accordance with Sections 7-108-202 and 7-110-103 of the Colorado Business Corporation Act on June 4, 1999.

       FOURTH: The amendment was adopted by the stockholders of the Corporation at a special meeting held July 12, 1999. The number of votes cast for the amendment by each voting group entitled to vote separately on the amendment was sufficient for approval by that voting group under the provisions of Section 7-110-103 of the Colorado Business Corporation Act.

       IN WITNESS WHEREOF, BUFFALO CAPITAL VII, LTD. has caused these Articles of Amendment to be signed in its name and on its behalf by its President, who acknowledges that these Articles of Amendment are the act and deed of BUFFALO CAPITAL VII, LTD. and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of the President's knowledge, information, and belief.

                     BUFFALO CAPITAL VII, LTD.



                     By: /s/ Tom Taylor
                        -------------------------------------------
                        Tom Taylor, President
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                               WORKFIRE.COM, INC.

                              ARTICLES OF AMENDMENT


           WORKFIRE.COM, INC., a Colorado corporation (hereinafter referred to as the "Corporation"), hereby certifies to the Secretary of State of the State of Colorado that:

           FIRST:  The name of the Corporation is WORKFIRE.COM, INC.

           SECOND: The Articles of Incorporation of the Corporation are hereby amended by striking in their entirety the first article and by substituting in lieu thereof the following:

            "FIRST:  The name of the corporation is BCS Investment
Corporation."

           THIRD: The amendment was advised to the stockholders by written informal action, unanimously taken by the Board of Directors of the Corporation, pursuant to and in accordance with Sections 7-108-202 and 7-110-103 of the Colorado Business Corporation Act on January 3, 2000.

           FOURTH: The amendment was adopted by the stockholders of the Corporation at a special meeting held February 7, 2000. The number of votes cast for the amendment by each voting group entitled to vote separately on the amendment was sufficient for approval by that voting group under the provisions of Section 7-110-103 of the Colorado Business Corporation Act.

           IN WITNESS WHEREOF, WORKFIRE.COM, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its President, who acknowledges that these Articles of Amendment are the act and deed of WORKFIRE.COM, INC. and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of the President's knowledge, information, and belief.

                                 WORKFIRE.COM, INC.


                                 By: /s/ Nicholas Miller
                                     ---------------------------------------
                                     Nicholas Miller, President

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